Exhibit 10.2

MOSCOW CABLECOM CORP.

NON-QUALIFIED STOCK OPTION AGREEMENT

This agreement (the “Agreement”) made this 15th day of August, 2005 between Moscow CableCom Corp., a Delaware corporation (hereinafter called the “Corporation”), and Mikhail Smirnov (hereinafter called the “Grantee”).

WHEREAS, the Moscow CableCom Corp. 2003 Stock Option Plan (as amended as described below and as it may be amended from time to time hereafter in accordance with its terms, the “Plan”) was adopted by the Board of Directors (the “Board”) of the Corporation on September 2, 2003 and was approved by the shareholders of the Corporation on October 27, 2003;

WHEREAS, amendments to the Plan were adopted by the Board on August 26, 2004 and were approved by the shareholders of the Corporation on December 15, 2004;

WHEREAS, the Corporation desires to provide the Grantee with an opportunity to acquire or increase his proprietary interest in the business of the Corporation and, through stock ownership, to possess an increased personal interest in its continued success and progress;

NOW, THEREFORE, in consideration of the promises, the mutual covenants hereinafter set forth, and other good and valuable consideration, the Corporation and the Grantee agree as follows:

1.  Award of Option.  The Corporation hereby awards to the Grantee as of 15 August  2005 (the “Grant Date”), as a matter of separate inducement and agreement, and not in lieu of salary or any other compensation for services, options to purchase an aggregate of 443,924 shares of the Corporation’s Common Stock, par value $.01 per share (the “Common Stock”), pursuant to the non-qualified stock option provisions contained in Article III of the Plan, on the terms and conditions hereinafter set forth, at the purchase price equal to the Fair Market Value of the Corporation’s Common Stock as of August 15, 2005 (such shares, number of shares and purchase price being subject to adjustment as provided in Section 4.2 of the Plan).

2.  Terms of Plan.   The Plan, a copy of which is attached hereto, is incorporated herein by reference and is made part of this Agreement as if fully set forth herein.  All capitalized terms used in this Agreement shall have the meaning assigned to them in the Plan unless provided otherwise in this Agreement.  This Agreement is subject to, and the Corporation and the Grantee agree to be bound by, all of the terms and conditions of the Plan as the same exists at the time this Agreement was entered.  The Plan shall control in the event there is any express conflict between the Plan and the terms hereof, and on such matters that are not expressly covered in this Agreement.  Subsequent amendments to the Plan shall not adversely affect the Grantee’s rights under this Agreement.

3.  Exercise of Option.  The Non-Qualified Stock Options granted pursuant to this Agreement (the “Options”) will become are exercisable in installments in accordance with the following schedule:

Options to Purchase	Become Exercisable
266,621 shares	At the second anniversary of the Grant Date
177,303 shares	At the third anniversary of the Grant Date

Such installments shall be cumulative, but each exercise must encompass at least one installment or 100 shares of Common Stock, whichever is less.  In the event the Grantee’s exercise includes a fractional share, the Corporation will not be required to issue a fractional share but will pay the Grantee in cash the value of such fractional share.  All unexercised rights shall lapse and forever terminate as of December 9, 2009.

4.  Termination of Employment.  (a)  Upon the effective date of the termination of the Grantee’s employment with the Corporation, any Options that have not yet become exercisable shall immediately be cancelled and forfeited, provided, however, that if, after the first anniversary of the Grant Date, such employment is terminated by the Corporation without Cause (as defined in Grantee's employment agreement with the Corporation), then the Options that would have otherwise become exercisable pursuant to Section 3 on the third anniversary shall become immediately exercisable.

(b)  Upon the termination of the Grantee’s employment with the Corporation other than by reason of Disability or death, the term of any then outstanding Options held by the Grantee which are exercisable on the effective date of such termination shall extend for a period ending on the earlier of the date on which such Options would otherwise expire or three (3) months after such termination.  For purposes of this Agreement, “Disability” shall have the meaning given to such term in Section 1.2(g) of the Plan.

(c)  If the Grantee’s employment with the Corporation is terminated by reason of the Grantee’s Disability, the term of any then outstanding Options held by the Grantee shall extend for a period ending on the earlier of the date on which such Options would otherwise expire or twelve (12) months after such termination.  Grantee or his duly appointed legal representative shall have the right during such exercise period to exercise any then exercisable Options in whole or in part.

(d)  If the Grantee’s employment with the Corporation is terminated by reason of the Grantee’s death, the term of any then outstanding Options held by the Grantee shall extend for a period ending on the earlier of the date on which such Options would otherwise expire or twelve (12) months after such termination.  The representative of Grantee’s estate or beneficiaries thereof to whom the Options have been transferred shall have the right during such exercise period to exercise any then exercisable Options in whole or in part.

5.  Manner of Exercise.  Full payment for the shares purchased shall be made at the time of any exercise of an Option.  The purchase price shall be payable to the Corporation in US Dollars either (i) in cash or by check, bank draft, or postal or express money order, (ii) by surrender of shares of Common Stock then owned by the Grantee having a Fair Market Value on the date of exercise equal to the full purchase price, or (iii) by a combination of (i) and (ii) above.  Surrender of shares of Common Stock shall be evidenced by delivery of the certificate(s) representing such shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Committee may determine.  In the event the Grantee’s exercise includes a fractional share, the Corporation will not be required to issue a fractional share but will pay the Grantee in cash the value of such fraction.

Subject to the terms and conditions hereof, the Options shall be exercisable by notice to the Corporation on the form provided by the Corporation, a copy of which is attached hereto.  In the event that the Options are being exercised by any person or persons other than the Grantee, the notice shall be accompanied by proof, satisfactory to the Corporation, of the right of such person or persons to exercise any right under this Agreement.

6.  Rights of Grantee.  In and of itself, the grant of any option in any year shall give such Grantee neither any right to similar grants in future years nor any right to be retained as an employee of the Corporation, such employment being terminable to the same extent as if the Plan and this Agreement were not in effect.  The right and power of the Corporation to dismiss, discharge, or terminate such employment of, the Grantee is specifically and unqualifiedly unimpaired by this Agreement.

Neither the Grantee nor any other person legally entitled to exercise any rights under this Agreement shall be entitled to any of the rights or privileges of a stockholder of the Corporation with respect to any shares which may be issuable upon any exercise pursuant to this Agreement, unless and until a certificate or certificates representing such shares shall have been actually issued and delivered to the Grantee or such person.

7.  Non-Transferability of Options.  Except as otherwise provided herein, the Options and the rights and privileges conferred by this Agreement may not be transferred, assigned, pledged or hypothecated in any way, other than by will or the laws of descent and distribution, and an option shall be exercisable during the Grantee’s lifetime only by the Grantee or his duly appointed legal representative or conservator.

8.  Taxes and Withholding.  All payments to Grantee or to his duly appointed legal representative or conservator shall be subject to any applicable tax, community property, or other statutes or regulations of the United States or of any state having jurisdiction thereof.  The Grantee or such representative or conservator may be required to pay to the Corporation the amount of any withholding taxes which the Corporation is required to withhold with respect to the Options or their exercise.  In the event that such payment is not made when due, the Corporation shall have the right to deduct, to the extent permitted by law, from any payment of any kind otherwise due to such person all or part of the amount required to be withheld.

9.  Notices.  Each notice to the Corporation relating to this Agreement shall be in writing and delivered in person or by registered mail to the Corporation at its office, 38th floor, 590 Madison Avenue, New York, NY 10022, to the attention of the Chief Financial Officer.  All notices to the Grantee or other person or persons then entitled to exercise any right pursuant to this Agreement shall be delivered to the Grantee or such other person or persons at the Grantee’s address specified below or at such other address as the Grantee or such other person may specify in writing to the Corporation by a notice delivered in accordance with this paragraph.

10.  Restriction on Shares.  The Corporation’s obligation to issue or deliver any certificate or certificates for shares of Common Stock pursuant to the exercise of all or any portion of the Options, and the transferability of shares acquired by the exercise of all or any portion of the Options, shall be subject to all of the following conditions:

(a)

Any registration or other qualification of such shares under any state or federal law or regulation, or the availability of an exemption from such registration or qualification, or the maintaining in effect of any such registration or other qualification which the Corporation shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable.  In this regard, the Corporation will use commercially reasonable best efforts to prepare and file with the Securities and Exchange Commission a Form S-8 registration statement under the Securities Act of 1933, as amended, with respect to the shares to be issued upon the exercise of the Options as promptly as reasonably practicable following the Grant Date.

(b)

The obtaining of any other consent, approval or permit from any state or federal governmental agency which the Corporation shall, in its absolute discretion, upon the advice of counsel, determine to be necessary or advisable.

(c)

The furnishing by the Grantee to the Corporation of written representations and warranties to the effect that that the Grantee has been furnished with all such information concerning the business and affairs of the Corporation as he has requested.

(d)

Each stock certificate issued pursuant to the exercise of all or any portion of the Options shall bear the following legend or any portion thereof, to the extent applicable:

“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS, TERMS AND CONDITIONS CONTAINED IN THE MOSCOW CABLECOM CORP. 2003 STOCK OPTION PLAN, AS AMENDED (THE “PLAN”).  A COPY OF THE PLAN IS ON FILE IN THE OFFICE OF THE SECRETARY OF MOSCOW CABLECOM CORP.”

11.

Miscellaneous.

(a)

Entire Agreement.  This Agreement, the Plan, and the Employment Agreement (to the extent applicable) set forth the entire agreement and understanding between the parties with respect to the Options.

(b)

Amendment.  No provision of this Agreement may be amended or otherwise modified except by an instrument in writing and signed by the Corporation and the Grantee.

(c)

Governing Law.  This Agreement shall be deemed to be a Delaware contract, and all matters and issues collateral hereto will be governed by and construed in accordance with the laws of the State of Delaware, U.S.A., without regard to principles governing conflicts of law.

(d)

Waiver.  Any party may waive compliance by another with any of the provisions of this Agreement, but any such waiver must be in writing.  No failure or delay by any party hereto in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof or the exercise of any other right, power or privilege.  No waiver of any provision hereof will be construed as a waiver of any other provision or as a subsequent waiver of the same provision.

(e)

Dispute Resolution.  Any dispute between the parties hereto arising from or relating to the Options or this Agreement will be settled in accordance with the terms of the dispute resolution provisions of Section 10 of the Employment Agreement.

(f)

Headings.  The section headings of this Agreement are for reference purposes only and are not to be given effect in the construction or interpretation of this Agreement.

(g)

Severability.  If any provision of this Agreement is deemed invalid or unenforceable by the laws of the jurisdiction wherein it is to be enforced, such provision will be considered divisible and such provision will be deemed immediately amended and reformed to include only such portion thereof as is enforceable by the court or other body having jurisdiction of this Agreement; and the parties agree that such provision, as so amended and reformed, will be valid and binding as though the invalid or unenforceable portion had not been included herein.

(h)

Benefit.  This Agreement shall inure to the benefit of and be binding upon (i) the Corporation and each of its successors, and (ii) to the extent specifically provided herein and in the Plan, the Grantee and the Grantee’s heirs, legal representatives, and successors.

(i)

Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

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NON-QUALIFIED STOCK OPTION AGREEMENT

IN WITNESS WHEREOF, this Agreement is executed by the Grantee and by the Corporation through its duly authorized officer or officers as of the day and year first above written.

GRANTOR:

MOSCOW CABLECOM CORP.

By:  /s/ Andrew Intrater

      Andrew Intrater

Its: Chairman

GRANTEE:

/s/ Mikhial Smirnov

Mikhail Smirnov

Address:  48 3rd Tverskaya-Yamskaya

Ulitsa,

Moscow  109147, Russia

Attachment:

Moscow CableCom Corp. 2003 Stock Option Plan

NON-QUALIFIED STOCK OPTION AGREEMENT

LETTER OF NON-QUALIFIED STOCK OPTION EXERCISE

Dated____________ __, _____

Moscow CableCom Corp.

38th floor, 590 Madison Avenue

New York, NY 10022

Attention:  Chief Financial Officer

Ladies and Gentlemen:

I wish to purchase _________ shares of Common Stock pursuant to the option granted to me on ______ __, 2005 under the Moscow CableCom Corp. 2003 Stock Option Plan.

The purchase price for these shares is ● per share.  I am paying the aggregate exercise price of $_______.__ as follows:

______ (a)  My check payable to Moscow CableCom Corp. in the amount of $_____________ in payment of the purchase price is enclosed.

______ (b)  Certificate(s) for _____ shares of the Common Stock of Moscow CableCom Corp. properly endorsed to Moscow CableCom Corp. is/are enclosed.

______ (c)  A combination of (a) and (b) above aggregating the aggregate purchase price.

Please issue the stock certificate(s) for these shares in my name as follows:

_________________________________________________

Name**

_________________________________________________

_________________________________________________

Address

_________________________________________________

Social Security Number

Sincerely yours,

________________________________________

Signature

(___) ________________(___) ____________

Office Telephone/Home Telephone

NON-QUALIFIED STOCK OPTION AGREEMENT